Carol Ann Petren
11776 Stratford House Place
Reston, VA  20190





May 9, 2006





Securities & Exchange Commission
Attention: Ownership Reports
450 Fifth Street, N.W.
Washington, DC  20549


To Whom It May Concern:

I authorize the following officer of CIGNA Corporation to sign and file Forms 3,
  4 and 5 (and any amendments to those forms) on my behalf to report my beneficial ownership of and transactions in securities issued by that company:


		Carol J. Ward, Corporate Secretary and Compliance Officer


This authorization shall remain in effect until I notify you otherwise.



Sincerely,

CAROL ANN PETREN




CAP/sdc